    As filed with the Securities and Exchange Commission on January 13, 1998

                                                    Registration Number 33-77960
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-4

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                   EVI, INC.
           (Exact name of registrant as specified in its charter)

                   SEE TABLE OF ADDITIONAL REGISTRANTS BELOW

          DELAWARE                        3498                   04-2515019
 (State or other jurisdiction      (Primary Standard          (I.R.S. Employer
     of incorporation or       Industrial Classification     Identification No.)
        organization)                 Code Number)

                          5 POST OAK PARK, SUITE 1760
                           HOUSTON, TEXAS  77027-3415
                                 (713) 297-8400

           (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            BERNARD J. DUROC-DANNER
                                   EVI, INC.
                          5 POST OAK PARK, SUITE 1760
                           HOUSTON, TEXAS  77027-3415
                                 (713) 297-8400

          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                                 CURTIS W. HUFF
                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                           HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: Not applicable.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

                       TABLE OF ADDITIONAL REGISTRANTS



                                                                Primary
                                                               Standard                           Address Including Zip Code
                                           State or Other      Industrial            IRS              and Telephone Number
                                          Jurisdiction of   Classification       Employer           Including Area Code of
                   Name                    Incorporation       Code No.            ID No.         Principal Executive Offices
 --------------------------------------   ---------------   ---------------   ---------------     ---------------------------
 Energy Ventures Far East Limited         Hong Kong               3561              None                       *

 EVI Oil Tools, Inc.                      Delaware                3561           75-2204250                    *

 Grant Prideco, Inc.                      Delaware                3498           76-0312499                    *
---------
* 5 Post Oak Park, Suite 1760, Houston, Texas  77027-3415

                                EXPLANATORY NOTE


        The purpose of this Post-Effective Amendment No. 1 is to deregister an aggregate of $120,102,500 principal amount of 10 1/4% Senior Notes due 2004 and 10 1/4% Senior Notes due 2004, Series B (collectively, the "Notes") of EVI, Inc. (formerly known as Energy Ventures, Inc.) that were registered under the Securities Act of 1933 (the "Act") pursuant to a Registration Statement on Form S-4 (Reg. No. 33-77960) (the "Registration Statement") for sale pursuant to a market-making prospectus by Lehman Brothers Inc. ("Lehman"). The Registrants under the Registration Statement included EVI, Inc. (the "Company") and certain of the Company's subsidiaries acting as subsidiary guarantors of the Notes (collectively, the "Subsidiary Guarantors").

         In connection with the Company's tender offer and consent solicitation (the "Tender Offer") for the outstanding Notes, an aggregate of $119,980,000 principal amount of the outstanding Notes (representing 99.9% of the $120 million principal amount of Notes outstanding) validly tendered pursuant to the Tender Offer and were accepted for payment by the Company on December 15, 1997 (the "Repurchase"). Prior to the Repurchase, the Company entered into a supplemental indenture (the "Supplemental Indenture") to the indenture governing the Notes (the "Indenture") incorporating amendments to which tendering holders of the Notes consented. These amendments eliminated or amended certain of the principal restrictive covenants contained in the Indenture and released all Subsidiary Guarantors under the Indenture.

         As a result of the Repurchase and the execution of the Supplemental Indenture, Lehman will no longer engage in market-making activities with
respect to the Notes.   Thus, the Company has determined that the Notes that
were registered by Registration Statement can be removed from registration.

         Therefore, pursuant to the undertaking made by the Company required by
Item 512(a)(3) of Regulation S-K, the Company files this Post-Effective Amendment No. 1 to the Registration Statement for the purpose of removing the Notes from registration under the Act.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 12, 1998.

                                        EVI, INC.


                                        By:        /s/ Bernard J. Duroc-Danner
                                                --------------------------------
                                                       Bernard J. Duroc-Danner
                                                      President, Chief Executive
                                                         Officer and Director
                                                   (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                      Title                                  Date
               ---------                                      -----                                  ----
      /s/ Bernard J. Duroc-Danner               President, Chief Executive Officer             January 12, 1998
 -------------------------------------                     and Director
        Bernard J. Duroc-Danner                   (Principal Executive Officer)

           /s/ James G. Kiley                           Vice President and                     January 12, 1998
 -------------------------------------               Chief Financial Officer
             James G. Kiley                       (Principal Financial Officer)


         /s/ Frances R. Powell                    Vice President, Accounting and               January 12, 1998
 -------------------------------------                      Controller
           Frances R. Powell                      (Principal Accounting Officer)


                   *                                       Director and                        January 12, 1998
 -------------------------------------                Chairman of the Board
            David J. Butters

                   *                                         Director                          January 12, 1998
 -------------------------------------
            Uriel E. Dutton


                   *                                         Director                          January 12, 1998
 -------------------------------------
             Eliot M. Fried

                                                             Director
 -------------------------------------
           Sheldon S. Gordon


                                                             Director
 -------------------------------------
            Sheldon B. Lubar


                   *                                         Director                          January 12, 1998
 -------------------------------------
           Robert B. Millard

                   *                                         Director                          January 12, 1998
 -------------------------------------
            Robert A. Rayne


 *By: /s/ Bernard J. Duroc-Danner
      --------------------------------
          Bernard J. Duroc-Danner
      Pursuant to Power of Attorney

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, each of the Registrants certifies that it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 12, 1998.


                                        EVI OIL TOOLS, INC.
                                        GRANT PRIDECO, INC.



                                        By:        /s/ Bernard J. Duroc-Danner
                                            ------------------------------------
                                                       Bernard J. Duroc-Danner
                                                        Chairman of the Board,
                                            Chief Executive Officer and Director
                                                   (Principal Executive Officer)


Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                      Title                                   Date
              ---------                                      -----                                   ----
     /s/ Bernard J. Duroc-Danner                    Chairman of the Board,                     January 12, 1998
 ----------------------------------           Chief Executive Officer and Director
       Bernard J. Duroc-Danner                    (Principal Executive Officer)



         /s/ James G. Kiley                       Vice President, Treasurer,                   January 12, 1998
 ----------------------------------                  Secretary and Director
           James G. Kiley                        (Principal Financial Officer)


        /s/ Frances R. Powell                     Vice President, Controller                   January 12, 1998
 ----------------------------------                 and Assistant Secretary
          Frances R. Powell                     (Principal Accounting Officer)

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 12, 1998.


                                                ENERGY VENTURES FAR EAST LIMITED



                                               By: /s/ Bernard J. Duroc-Danner
                                                  ------------------------------
                                                      Bernard J. Duroc-Danner
                                                       Chairman of the Board,
                                                       President and Director
                                                   (Principal Executive Officer)


Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                      Title                                   Date
              ---------                                      -----                                   ----
     /s/ Bernard J. Duroc-Danner                    Chairman of the Board,                     January 12, 1998
 ----------------------------------                 President and Director
       Bernard J. Duroc-Danner                   (Principal Executive Officer)


         /s/ James G. Kiley                       Vice President, Treasurer,                   January 12, 1998
 ----------------------------------                 and Assistant Secretary
           James G. Kiley                        (Principal Financial Officer)



        /s/ Frances R. Powell                     Vice President, Controller                   January 12, 1998
 ----------------------------------                 and Assistant Secretary
          Frances R. Powell                     (Principal Accounting Officer)



          /s/ John C. Coble                                Director                            January 12, 1998
 ----------------------------------
            John C. Coble


         /s/ Ghazi J. Hashem                               Director                            January 12, 1998
 ----------------------------------
           Ghazi J. Hashem